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EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Semele Group Inc. of our report dated March 30, 2000, included in the 1999 Annual Report to stockholders of Semele Group Inc.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 30, 2000